Exhibit 10.5
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                                 AMENDMENT NO. 2
                              TO NOTE AGREEMENT FOR
                           7.54% SENIOR NOTES DUE 2011

                             SUBURBAN PROPANE, L.P.

                                                                  March 29, 1999

To each of the Holders of the
7.54% Senior Notes due 2011 of
Suburban  Propane,
L.P.

Ladies and Gentlemen:

     Suburban Propane, L.P. (the "COMPANY") has heretofore issued its 7.54% Senior Notes due June 30, 2011 (the "NOTES") in the aggregate principal amount of $425,000,000 under and pursuant to the Note Agreement, dated as of February 28, 1996, among the Company and the original purchasers of the Notes, as amended by Amendment No. 1 dated May 5, 1998 (such agreement, as so amended, the "NOTE AGREEMENT"). Terms used herein which are defined in the Note Agreement are used herein as so defined.

     Suburban Propane Partners, L.P., a Delaware limited partnership (which is the "Partnership" as defined in the Note Agreement), proposes to enter into a series of transactions that will include, INTER ALIA, (i) replacing the current General Partner of the Company (Suburban Propane GP, Inc.) with a new General Partner (Suburban Energy Services Group LLC) which will be wholly-owned by members of management of the Partnership and the Company (the "GENERAL PARTNER CHANGE"), (ii) amending the Partnership Agreement of the Company in certain respects to admit the new General Partner and delete the requirement in the Partnership Agreement that the General Partner take no action which would cause its net worth to be less than $28 million (the "PARTNERSHIP AMENDMENTS"), (iii) terminating the Distribution Support Agreement dated as of March 6, 1996 (the "DISTRIBUTION SUPPORT TERMINATION") and (iv) effecting a distribution to the Partnership of up to $69,000,000 to permit the Partnership to redeem the Subordinated Units and APU's (each as defined in the Partnership Agreement of the Partnership) currently held by Suburban Propane Partners, L.P. (the "REDEMPTION DISTRIBUTION"), each of the General Partner Change, the Partnership Amendments, the Distribution Support Termination and the Redemption Distribution being as more particularly described in the Preliminary Proxy Statement of the Partnership (filed with the Securities and Exchange Commission on March 26,
1999) a copy of which has been delivered to each holder of Notes (the "PROXY STATEMENT").

     In  connection  with  the  foregoing  the  Company  is  requesting  certain

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amendments  to, and  consents  and  waivers  under and in  respect  of, the Note
Agreement and, subject to the terms and provisions hereof, each undersigned holder of Notes is agreeable thereto. Accordingly, the Company agrees with you as follows:

          1. CONSENTS AND WAIVERS. Each undersigned holder of Notes hereby consents to the consummation of (i) the General Partner Change and waives compliance by the Company with the provisions of paragraph 5K (OPERATIVE AGREEMENTS) and paragraph 6I (TRANSACTIONS WITH AFFILIATES) of the Note Agreement in connection therewith, (ii) the Partnership Amendments and hereby waives compliance by the Company with the provisions of paragraph 5K (OPERATIVE AGREEMENTS) and paragraph 6I (TRANSACTIONS WITH AFFILIATES) of the Note Agreement in connection therewith, (iii) the Distribution Support Termination and hereby waives compliance by the Company with the provisions of paragraph 6I (TRANSACTIONS WITH AFFILIATES) and paragraph 6M (MATER/A/AGREEMENTS; TAX STATUS) of the Note Agreement in connection therewith, and (iv) the Redemption Distribution and hereby waives compliance by the Company with the provisions of paragraph 6I (TRANSACTIONS WITH AFFILIATES) and paragraph 6F (RESTRICTED PAYMENTS) of the Note Agreement in connection therewith (it being understood that the Redemption Distribution shall not constitute a Restricted Payment within the meaning of the Note Agreement), PROVIDED that the foregoing transactions shall be consummated substantially on the terms described in, and in the context of the consummation of the "Recapitalization" substantially as provided in, the Proxy Statement. The effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the holders of the Notes under this Agreement or the Note Agreement, nor constitute a waiver of any other provision of this Agreement or the Note Agreement.

          2. PARAGRAPH 5U. The Note Agreement is hereby amended by adding a new paragraph 5U thereto reading as follows:

               5U.  INCORPORATED  DEBT  PROVISIONS.  If the Company  shall enter into, assume or otherwise be or become liable under (a "Debt Incurrence") any agreement or instrument executed and delivered in connection with any outstanding Indebtedness (or pursuant to any revolving credit or similar arrangement under which Indebtedness may be outstanding) (herein called an "Other Debt Agreement") containing one or more Additional Covenants or Additional Defaults (the "Incorporated Debt Provisions"), such Incorporated Debt Provisions shall IPSO FACTO be incorporated herein as if fully set forth at this place with such changes MUTATIS MUTANDIS to make such Incorporated Debt Provisions applicable to this Agreement and the Notes without any further requirement for notice or action on the part of the Company or any holder of a Note. The Company agrees that upon any such Debt Incurrence it will (x) give notice thereof, together with a copy of the applicable Incorporated Debt Provisions, to the holders of the Notes and (y) execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement evidencing the amendment of this

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          Agreement to include such Incorporated Debt Provisions,  PROVIDED that such execution and delivery shall not be necessary for or a condition to the incorporation of the Incorporated Debt Provisions as provided in the preceding sentence. Any amendment or deletion of any Additional Covenant or Additional Default arising out of any amendment to, or
          termination   of,  the  relevant  Other  Debt  Document  shall  become
          effective to effect the same amendment to (or deletion of) such Additional Covenant or Additional Default, as the case may be, on the 180th day following the Company's giving notice thereof to the holders of the Notes; PROVIDED, that no Default or Event of Default shall have occurred and be continuing on such 180th day.

               3. PARAGRAPH 6A. Paragraph 6A of the Note Agreement is amended in its entirety to read as follows:

          6A. FINANCIAL RATIOS. The Company will not permit:

                    (i) ADJUSTED  CONSOLIDATED NET WORTH.  Adjusted Consolidated
               Net Worth at any time to be less than $50,000,000.

                    (ii) RATIO OF CONSOLIDATED TOTAL INDEBTEDNESS TO EBITDA. The
               ratio of Consolidated Total Indebtedness at the end of any fiscal quarter to exceed (x) 5.10 times Consolidated EBITDA for any period of four fiscal quarters ending on or prior to March 31, 2001 or (y) 5.00 times Consolidated EBITDA for any period of four fiscal quarters ending after March 31, 2001.

                    (iii) RATIO OF EBITDA TO INTEREST EXPENSE. The ratio of Consolidated EBITDA for any period of four fiscal quarters to Consolidated Interest Expense for such period (minus interest income included in Consolidated Net Income for such period) to be less than 2.50 to 1.0.

               Notwithstanding any of the provisions of this Agreement, the Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction pursuant to paragraph 50, paragraph 6B, clauses (vii) and (viii) of paragraph 6C, paragraph 6F, clauses
          (i)(b), (i)(c), (ii)(b) and (iii) of paragraph 6G and paragraph 6I, if the consummation of any such transaction would result in a violation of clause (ii) or (iii) of this paragraph 6A, calculated for such purpose as of the date on which such transaction were to be consummated, both immediately before and after giving effect to the consummation of such transaction. All such calculations shall be made on a PRO FORMA basis in accordance with GAAP after giving effect to any such transaction, with the ratio recomputed as at the last day of the most recently ended fiscal quarter of the Company as if such transaction had occurred on the first day of the relevant four quarter period. In computing Consolidated EBITDA for the purposes of clauses
          (ii) and (iii) of this paragraph 6A there shall be added to Consolidated Net Income (in addition to the other adjustments provided for in the definition of Consolidated EBITDA) for the relevant period

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          the sum of all  non-recurring  charges  taken in  connection  with the
          Recapitalization Transaction to the extent such non-recurring charges were deducted in determining Consolidated Net Income for such period (but limited to an aggregate amount of not more than $20,000,000 for all periods of which not more than $7,500,000 of such charges shall be cash charges).

               4. PARAGRAPH 6B. Subparagraphs 6B(ii) and 6B(iv) of the Note Agreement are amended in their entirety to read, respectively, as follows:

                    (ii) the Company may become and remain  liable with  respect to Indebtedness incurred under the Revolving Credit Facility and for any purpose permitted by the Revolving Credit Facility and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part; PROVIDED that (x) the aggregate principal amount of Indebtedness permitted under this clause (ii) shall not at any time exceed $75,000,000 and (y) there shall be a period of 30 consecutive days in the period of four consecutive fiscal quarters ending on September 30 in each year when no such Indebtedness shall be outstanding in an amount exceeding the sum of (x) $15,000,000, (y) amounts borrowed as permitted under this clause (ii) for the purpose of making acquisitions (not exceeding $25,000,000 in the aggregate) and (z) until March 31, 2001, amounts borrowed to finance the minimum quarterly distributions to the Partnership's limited partnership unitholders (not exceeding $22,000,000 in the aggregate);

                    (iv) the Company and any  Restricted  Subsidiary  may become and remain liable with respect Indebtedness, in addition to that otherwise permitted by the other clauses of this paragraph 6B, if on the date the Company or any Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (a) the ratio of Consolidated Cash Flow for the period of the four most recent fiscal quarters ending on or prior to the date of determination ("Measurement Cash Flow") to Consolidated Debt Service is equal to or greater than 2.50 to 1.0 and (b) the ratio of Measurement Cash Flow to Consolidated Pro Forma Maximum Debt Service is equal to or greater than 1.25 to 1.0;

               5. PARAGRAPH 7A. Clause (v) of paragraph 7A of the Note Agreement is hereby amended in its entirety to read as follows:

                    (v) the Company fails to perform, observe or comply with any agreement contained in paragraph 6 or in any Additional Covenant incorporated herein as provided in paragraph 5U, or any event constituting an Additional Default incorporated herein as provided in paragraph 5U shall have occurred and be continuing;


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               6. PARAGRAPH 10B. (a) The definition of General Partner set forth in paragraph 10B of the Note Agreement is amended in its entirety to read as follows:

                    "GENERAL  PARTNER" shall mean Suburban Energy Services Group
               LLC, a Delaware limited liability company.

          (b) Paragraph 10B of the Note Agreement is further amended by adding thereto the following additional terms in proper alphabetical order:

                    "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in paragraphs 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amount or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (ii) provides for (x) restrictions on the incurrence of Indebtedness, sales of assets or the making of Restricted Payments or (y) the maintenance of financial ratios or of any balance sheet item at any particular level in a manner which is different from the subject matter of the covenants in paragraph 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

                    "ADDITIONAL  DEFAULT" shall mean any provision  contained in any document or instrument creating or evidencing Indebtedness of the Company which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Restricted Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement; PROVIDED, HOWEVER that no such provision that arises solely as the result of a violation of any affirmative or

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               negative  covenant  or  similar  restriction  contained  in  such document or instrument (whether or not the same is an Additional Covenant) shall be an Additional Default.

                    "RECAPITALIZATION  TRANSACTION"  shall mean and  include all transactions effected in connection with the consummation of the "Recapitalization" substantially in the manner and substantially on the terms described in the Preliminary Proxy Statement of the Partnership filed with the Securities and Exchange Commission on March 26, 1999.

               7. EFFECTIVENESS. The consents and waivers under, and the amendments to, the Note Agreement set forth above shall become effective upon (i) receipt by the Company of counterparts of this letter executed by the Required Holders, (ii) payment by the Company of a fee to each holder of outstanding Notes in an amount equal to 0.375% of the outstanding principal amount of Notes held by such holder and (iii) the consummation of the Recapitalization substantially as described in the Proxy Statement. The Company represents and warrants to the holders of the Notes that no Default or Event of Default exists (nor will any such Default or Event of Default exist after giving effect to the effectiveness of this Agreement and the consummation of the Recapitalization as described in the Proxy Statement) and that in connection with this solicitation of the consents of the holders of the Notes it is in compliance with the provisions of paragraph 11 C of the Note Agreement. The Company shall give notice of the effectiveness hereof to all of the holders of the Notes as provided in the Note Agreement.

               8. NOTE AGREEMENT. Except as expressly amended hereby, the Note Agreement shall continue in full force and effect in accordance with the provisions thereof.

       [Balance of this page is blank. Next page is the signature page.]


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                    If you are in agreement with the foregoing,  please sign the form of acceptance on an enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between us (subject to effectiveness as aforesaid).


                                                     SUBURBAN PROPANE, L.P.

                                                     By: ROBERT M. PLANTE
                                                         ----------------
                                                         Title:  Treasurer


The foregoing letter
is hereby accepted:

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(Name of Institution)

By:
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     Title: